Exhibit 10.44

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT dated as of June 30, 2002 (the “Second Modification”) is entered into among BOGEN COMMUNICATIONS INTERNATIONAL, INC. and BOGEN COMMUNICATIONS, INC., each a Delaware Corporation (singly, a “Borrower” or collectively, the “Borrowers”) and KEYBANK NATIONAL ASSOCIATION (“Key”) both in its individual capacity and, as Agent for the “Banks” [as that term is defined in a “Credit Agreement” dated as of April 21, 1998 between the Borrowers, the Banks and Key (the “Credit Agreement”)].

R E C I T A L S

A.            The Borrowers and Key previously modified the Credit Agreement by Modification Agreement dated as of June 30, 2001 (the “First Modification Agreement”).

B.            The Borrowers and Key have negotiated and agreed to further modify certain of the terms of the Credit Agreement and the Loan Documents (as each of those terms are defined in the Credit Agreement).

In consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       DEFINITIONS.

(a)                                  Except as otherwise defined herein, capitalized terms used in this Second Modification shall have those meanings set forth in the Credit Agreement as modified in the First Modification.

(b)                                 The following definition set forth in the Credit Agreement are modified as follows:

Loan Documents means the Credit Agreement, the Notes, the Guaranty, the L/C Applications, the Collateral Documents, the First Modification and this Second Modification.

Termination Date means the earlier to occur of (a) June 30, 2003, or such later date to which the Termination Date may be extended at the request of the Borrowers and with the consent of each Bank, or (b) such other date on which the Commitment shall terminate pursuant to Sections 6 or 12.

Working Capital Sublimit means Seven Million and NO/100ths ($7,000,000.00) Dollars.

2.             MODIFICATIONS TO CREDIT AGREEMENT.  In addition to the modifications to the DEFINITIONS set forth in SECTION 1 of the Credit Agreement, the Credit Agreement is further modified as followed:

(a)                                  Borrowers and the Agent have agreed pursuant to the provisions of Section 6.1 of the Credit Agreement that the Borrowers have requested that the Agent and the Banks agree that the Working Capital Sublimit is increased from Five Million and NO/100ths ($5,000,000.00) Dollars to Seven Million and NO/100ths ($7,000,000.00) Dollars.

(b)                                 The Facility Fee set forth in Section 5.1 is increased from Twelve Thousand Five Hundred and NO/100ths ($12,500.00) Dollars to Seventeen Thousand Five Hundred and NO/100ths ($17,500.00) Dollars and said increased amount shall be payable on the date of execution of this document.

3.             AFFIRMATION OF LOAN DOCUMENTS.  The Borrowers and the Guarantors hereby covenant and agree that all of the promises made in this Second Modification, the First Modification and in the other Loan Documents, except to the extent the same have been modified by this Second Modification, are in all respects valid and binding promises of the parties making the same, enforceable in accordance with their terms.

4.             CONFLICT RESOLUTION.  The Borrowers and the Guarantors hereby agree that should there be a conflict between the terms of this Second Modification and any of the other Loan Documents, the provisions of this Second Modification shall prevail.

5.             AFFIRMATION OF LIENS AND SECURITY INTERESTS.  The Borrowers and the Guarantors hereby covenant and agree that the liens and security interests granted to the Agent and the Banks pursuant to the Collateral Documents shall continue to remain in full force and effect and shall also continue as collateral for all of the obligations of the Borrowers under the Loan Documents.

6.             AFFIRMATION OF GUARANTYS.  The Guarantors affirm their obligations as guarantors of payment.

7.             AMENDMENT.  This Agreement may not be changed or modified orally but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

8.             ENTIRE AGREEMENT.   This Agreement constitutes the complete agreement of the parties with respect to the subject matter referred to herein and supercedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto all of which have been merged and finely integrated into this Agreement.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be permitted to offer or to introduce any oral evidence concerning any oral promises or oral agreements between the parties relating to the subject matter of this Second Modification not included or referred to herein and not reflected by a writing.

9.     GOVERNING LAW.  This Second Modification shall be construed in accordance with the Laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day, month and year first above written.

BOGEN COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

BOGEN COMMUNICATIONS, INC.

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

BOGEN CORPORATION

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

APOGEE SOUND INTERNATIONAL, LLC

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION

By:	/s/ William B. Palmer
Name: William B. Palmer
Title: Vice President

STATE OF NEW JERSEY

COUNTY OF BERGEN       ss:

On the 15th day of July in the year 2002 before me, the undersigned, a notary public in and for said state, personally appeared Maureen A. Flotard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

Roberta B. May
NOTARY PUBLIC

STATE OF NEW YORK

COUNTY OF ALBANY       ss:

On the 15th day of July in the year 2002 before me, the undersigned, a notary public in and for said state, personally appeared William B. Palmer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

Richard C. Van Auken
NOTARY PUBLIC